Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-275445) of Inovio Pharmaceuticals, Inc.,
2.Registration Statement (Form S-8 Nos. 333-142938, 333-150769, 333-161559, 333-166906, 333-174353, 333-181532, 333-192318, 333-196325, 333-209155, and 333-216061) pertaining to the 2007 Omnibus Incentive Plan, as amended, of Inovio Pharmaceuticals, Inc.,
3.Registration Statement (Form S-8 Nos. 333-216059, 333-223776, 333-230337, 333-231872, 333-236201, 333-253736, 333-263167 and 333-272047) pertaining to the 2016 Omnibus Incentive Plan, as amended, of Inovio Pharmaceuticals, Inc.,
4.Registration Statement (Form S-8 No. 333-265944) pertaining to the Inovio Pharmaceuticals, Inc. 2022 Inducement Plan, and
5.Registration Statement (Form S-8 No. 333-272045) pertaining to the Inovio Pharmaceuticals, Inc. 2023 Omnibus Incentive Plan.

of our report dated March 6, 2024, with respect to the consolidated financial statements of Inovio Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Inovio Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California
March 6, 2024